                                                                   Exhibit 23(a)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Amendment
No. 5 to the Registration  Statement (S-2 No. 333-126335) and related Prospectus of Lynch  Corporation for the registration of 538,676 shares of its common stock and 1,616,026  subscription rights and to the incorporation by reference therein of our report dated March 16, 2005, except as to Note 4, as to which the date is
March 31,  2005,  with  respect to the  consolidated  financial  statements  and schedules of Lynch Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                                              /S/ ERNST & YOUNG LLP
                                              -------------------------
                                              ERNST & YOUNG LLP

Providence, Rhode Island
October 20, 2005